                                                                     EXHIBIT 2.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  UNICOM, INC.

                                ---------------


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provision and subject to the requirements of the laws of the States of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                  FIRST: The name of the corporation (hereinafter called the "corporation") is

                                  UNICOM, INC.

                  SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is fifty million (50,000,000). The par value of each of such shares is one tenth of one cent ($.001). All such shares are of one class and are shares of common stock.

                  FIFTH: The name and the mailing address of the incorporator are as follows:

                  NAME                               ADDRESS
                  ----                               -------
                  Marlene Ryan                       6430 Sunset Boulevard
                                                     Suite 1117
                                                     Los Angeles, CA  90028

                  SIXTH:  The corporation is to have perpetual existence.

                  SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of

Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

                  NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

                  DATED:  September 26, 1989



                                                      /s/ Marlene Ryan
                                                 -------------------------------
                                                 Marlene Ryan, Incorporator

                            CERTIFICATE OF MERGER OF
                             CAMARON RESOURCES, INC.
                              (a Utah corporation)
                                  WITH AND INTO
                                  UNICOM, INC.
                            (a Delaware corporation)


         Pursuant to Section 252 (e) of the General Corporation Law,

         Camaron Resources, Inc., a corporation formed under the laws of the State of Utah, desiring to merge with Unicom, Inc., a corporation formed under the laws of the State of Delaware, pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

         FIRST: That the names and states of incorporation of each constituent corporation are:

          NAME                                     STATE OF INCORPORATION
          Camaron Resources, Inc.                          Utah
          Unicom, Inc.                                   Delaware

         SECOND: That a Plan of Merger has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with
Section 252(c) of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the Surviving Corporation is Unicom, Inc., the Delaware corporation.

         FOURTH: That the Certificate of Incorporation of Unicom, Inc. the Delaware corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of the Surviving Corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         FIFTH: That an executed copy of the Plan of Merger is on file at the registered office of the Surviving Corporation, 229 South State Street, Dover, County of Kent, Delaware 19901, and at the office of Jeffrey E. Levine, Esq., 825 Third Avenue, New York, New York 10022-7574, and that a copy of the Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

         SIXTH: The Surviving Corporation agrees that it may be served with process in the State of Utah, in any proceeding for enforcement of any obligation of any constituent corporation of the State of Utah, as well as for the enforcement of any obligation of the Surviving Corporation or resulting corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of the applicable laws of the State of Utah, and hereby irrevocably appoints the Secretary of State of Utah as its agent to accept service of process in any suit or other proceeding. The address to which a copy of any such process shall be mailed by the Secretary of State is: c/o Jeffrey E. Levine, Esq., 825 Third Avenue, New York, New York 10022-7574.

         IN WITNESS WHEREOF, said Camaron Resources, Inc., a Utah corporation, and Unicom, Inc., a Delaware corporation, have caused this Certificate to be executed by its officers thereunto duly authorized this 2nd day of October, 1989.

                                                CAMARON RESOURCES, INC.
                                                (a Utah corporation)


                                                UNICOM, INC.
                                                (a Delaware corporation)



#2912231\1

                         CERTIFICATE OF AMENDMENT OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 UNISTONE, INC.
                            (A Delaware Corporation)


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Unistone, Inc., a Delaware Corporation.

         2. The Certificate of Incorporation of the Corporation is hereby amended by adopting the following amendment authorized by the Board of Directors and a majority of the shareholders, at a Special Meeting of the Shareholders, at which time, 15,010,100 of the 21,600,000 or approximately 69% of the outstanding common voting shares voted in favor of the amendment.

         RESOLVED, to effect a reverse split of the issued and outstanding voting securities of the Corporation's one mil ($0.001) par value common stock (the "Common Stock") on a basis of one for forty (1:40), while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts, with all fractional shares being rounded up to the nearest whole share; provided, however, that no stockholder, computed on a per stock certificate of record basis on the effective date hereof, currently owning 100 or more shares shall be reduced to less than 100 shares as a result of the reverse split and that no stockholder owning less than 100 shares, on the per stock certificate of record basis on the effective date hereof, shall be affected by the reverse split; such additional shares required to provide the minimum of 100 shares shall be conveyed to the Company by Jenson Services, Inc.; and provided, further, the reverse split will become effective as of the filing date of the Certificate of Amendment with the State of Delaware; and that all shares required for rounding be issued by the Company.

         3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with provisions of Section 211 and 242 of the General Corporation Law of the State of Delaware.

         The effective time of the amendments herein certified shall be the date of filing with the Secretary of State of the State of Delaware.


/s/ Travis Jenson                             /s/ James P. Doolin
-----------------------                       --------------------------------
Travis Jenson                                 James P. Doolin
President and Director                        Secretary/Treasurer and Director



#2912266\1

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                 UNISTONE, INC.
                            (A Delaware Corporation)


         It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is Unistone, Inc., a Delaware Corporation.

         2. The Articles of Incorporation of the Corporation are hereby amended by adopting the following amendments authorized by the Board of Directors and a majority of the shareholders, at a Special Meeting of the Shareholders, at which time, 6,636,376 of the 7,001,228 or approximately 95% of the outstanding common voting shares voted in favor of the amendments.

         RESOLVED, to effect a reverse split of the outstanding voting securities of the Corporation's one mill ($0.001) par value common stock (the "Common Stock") on a basis of one for two (1:2), while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts, with all fractional shares being rounded up to the nearest whole share; provided, however, that no stockholder, computed on a per stock certificate of record basis on the effective date hereof, currently owning 100 or more shares shall be reduced to less than 100 shares as a result of the reverse split and that no stockholder owning less than 100 shares, on the per stock certificate of record basis on the effective date hereof, shall be affected by the reverse split; such additional shares required to provide the minimum of 100 shares shall be conveyed to the Corporation by a principal stockholder; and that all shares required for rounding to the nearest whole share shall be issued by the Corporation.

         FURTHER RESOLVED, to authorize additional amendments to the Articles of Incorporation as follows:

                                   Article XII
                                   Name Change

                  The Board of Directors shall have authority to amend the Articles of Incorporation to change the name of the Corporation to conform with the business or industry that the Board of Directors determines to engage in or conforms with the name or names of any properties or businesses acquired by the Corporation, without prior notice to or approval of the stockholders; and

                                  Article XIII
                            Forward or Reverse Splits

                  The Board of Directors shall have the authority to amend the Articles of Incorporation to effect future forward or reverse splits of the Corporation's outstanding securities without prior notice to or approval of the stockholders of the Corporation.

         3. The amendments of the Articles of Incorporation herein certified have been duly adopted in accordance with provisions of Section 211 and 242 of the General Corporation Law of the State of Delaware.

         The effective time of the amendments herein certified shall be the date of filing with the Secretary of State of the State of Delaware.


/s/ Travis Jenson                                   /s/ Todd Albiston
----------------------                              ----------------------------
Travis Jenson                                       Todd Albiston
President and Director                              Vice President and Director

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 UNISTONE, INC.


         Unistone, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: The name of the Corporation is UNISTONE, INC.

         SECOND: The following amendment was adopted pursuant to the Certificate of Amendment filed by the Corporation on July 31, 2001, authorizing a change of name without further approval of the stockholders of the Corporation, and by the Board of Directors in the manner prescribed by Sections 141 and 242, respectively, of the General Corporation Law of the State of Delaware:

                                    ARTICLE I

                  The name of the Corporation is "Cash Systems, Inc."

         THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

         IN WITNESS WHEREOF, Unistone, Inc. has caused this Certificate to be signed by Travis T. Jenson, its President, and Wayne Bassham,
Secretary/Treasurer, this 12th day of October, 2001.



                                           UNISTONE, INC.



                                           By /s/ Travis T. Jenson
                                             ----------------------------------
                                             Travis T. Jenson, President



                                           By /s/ Wayne Bassham
                                             ----------------------------------
                                             Wayne Bassham, Secretary/Treasurer